EXHIBIT 99.5

$25,000,000 OF SHARES OF CLASS A COMMON STOCK OF
BANKATLANTIC BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., NEW YORK CITY TIME, ON JULY 20, 2010, UNLESS EXTENDED

June 18, 2010

To Our Clients:

We are sending this letter to you because we hold shares of Class A Common Stock of BankAtlantic Bancorp, Inc. (the “Company”) for you. The Company has commenced an offering of up to an aggregate of $25,000,000 of shares of its Class A Common Stock at a subscription price of $1.50 per share, pursuant to the exercise of subscription rights distributed to all holders of record of shares of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on June 14, 2010. The subscription rights are described in the Company’s prospectus supplement, dated June 18, 2010, and accompanying prospectus, dated May 4, 2010 (collectively, the “Prospectus”) and evidenced by a subscription rights certificates.

The Company has distributed 0.327 subscription rights for each share of Class A Common Stock and Class B Common Stock outstanding as of the close of business on June 14, 2010. Shareholders will not receive any fractional subscription rights. Instead, fractional subscription rights will be rounded up to the next largest whole number. Each whole subscription right entitles the holder to purchase one share of Class A Common Stock at the subscription price of $1.50 per share (the “Basic Subscription Right”). In addition, each subscription rights holder who exercises his, her or its Basic Subscription Rights in full will be eligible to request to purchase (the “Over-Subscription Option”), at the per share subscription price of $1.50, additional shares of Class A Common Stock that are not purchased pursuant to the exercise of Basic Subscription Rights by other subscription rights holders (the “Excess Shares”), subject to acceptance by the Company as described in the Prospectus and availability and proration as described below. Excess Shares will be available for purchase pursuant to the Over-Subscription Option only to the extent that any shares of Class A Common Stock are not subscribed for pursuant to the Basic Subscription Rights. If there are not enough Excess Shares to satisfy all over-subscription requests made under the Over-Subscription Option, the Excess Shares will be allocated pro-rata (subject to the elimination of fractional shares) among those subscription rights holders issued shares pursuant to over-subscription requests in proportion to the number of shares of Class A Common Stock each such subscription rights holder has purchased pursuant to his, her or its Basic Subscription Rights; provided, however, that if such pro-rata allocation results in any subscription rights holder being allocated a greater number of Excess Shares than such subscription rights holder requested to purchase under the Over-Subscription Option, then such subscription rights holder will be allocated only such number of Excess Shares as such subscription rights holder requested and the remaining Excess Shares will be allocated among all other subscription rights holders issued shares pursuant to over-subscription requests on the same pro-rata basis outlined above. Such proration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Option. See “The Rights Offering — The Subscription Rights — Over-Subscription Option” in the Prospectus.

We are the holder of record of Class A Common Stock held for your account. We can exercise your subscription rights only if you instruct us to do so.

We request instructions as to whether you wish to have us exercise the subscription rights relating to the Class A Common Stock we hold on your behalf, upon the terms and conditions set forth in the Prospectus.

We have enclosed your copy of the following documents:

1. The Prospectus;

2. Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificates; and

3. The Beneficial Owner Election Form.

If you wish to have us, on your behalf, exercise the subscription rights for any shares of Class A Common Stock, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form enclosed herewith. The subscription rights will expire if not exercised by 5:00 p.m., New York City time, on July 20, 2010, unless extended in the sole discretion of the Company (such date and time, as it may be extended, the “Expiration Date”). Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise subscription rights on your behalf in accordance with the provisions of the rights offering.

Any subscription rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Class A Common Stock in the rights offering made hereby is irrevocable. We urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your subscription rights.

If you have any questions concerning the rights offering, shareholders may contact Georgeson Inc., the Information Agent for the rights offering, at (888) 219-8320, and banks and brokers may contact Georgeson Inc. at (212) 440-9800.

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